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                                                                    Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this Form 8-K/A of our report dated January 22, 1998 on the financial statements of Direct Financial Corporation included herein. It should be noted that we have not audited any financial statements of Direct Financial Corporation subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                                         /s/ ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
   October 22, 1998